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EXHIBIT 23.1

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of SeraCare, Inc. on Form S-3 of our report dated May 15, 1998, included in the Company's Annual Report on Form 10-KSB of SeraCare, Inc. for the fiscal year ended February 28, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ BDO SEIDMAN, LLP
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BDO Seidman, LLP
Los Angeles, California
March 18, 1999